                                                                     EXHIBIT 6.8


                             REVOLVING CREDIT NOTE
                             ---------------------


$ 500,000                                                    May 5, 1999

     FOR VALUE RECEIVED, the undersigned, Intercapital Global Fund, Ltd. 1411 Peel Street, Suite 500, Montreal, Quebec, Canada H3A 1S5 ("Maker"), hereby promises to pay Summerhill Gaming Limited ("Lender") at Devonshire House, Queen Street, Nassau, The Bahamas, or at such other place as Lender may from time to time designate in writing, the principal sum of $500,000 or so much thereof as shall be advanced by Lender to Maker hereunder from time to time as set forth on the grid annexed hereto as Exhibit A, together with interest at the rate of 7% per annum. Interest on the outstanding principal of this Note shall be payable quarterly on each January 1, April 1, July 1, and October 1, during the term hereof beginning on January 1, 2000. The outstanding principal balance and all accrued and unpaid interest thereon shall be due and payable in full on May 5, 2002. The date and amounts advanced, as set forth on the annexed grid, shall be conclusive evidence as to the principal balance of this Note, absent manifest error.

     1.   Prepayment.    Maker may prepay this note in whole or in part at any
time without prepayment premium or penalty. Any prepayment shall be credited first to accrued and unpaid interest and then to outstanding principal.

     2.   Events of Default.   If any of the following conditions, events or
acts shall occur:

          (a)  The dissolution of the Maker; or

          (b) The Maker's insolvency, assignment for the benefit of creditors, application for the appointment of a receiver, the commencement by the Maker of a voluntary case under any provision of the Federal Bankruptcy Code (the "Code") or amendments thereto or any other federal or state law affording relief to debtors; or there shall be commenced against the Maker any such proceedings, application or an involuntary case under the Code which proceeding, application or involuntary case is not dismissed or withdrawn within 90 days of commencement or filing, as the case may be; or

          (c) The failure by the Maker, following 30 days' written notice of the same, to make any payments of any amounts of principal or accrued interest under this Note as and when the same shall become due and payable; or

          (d) The admission in writing of the Maker's inability to pay its debts as they mature;

then in any such event, while such event is continuing, the Maker shall have the right to declare an event of default hereunder ("Event of Default") and the indebtedness evidenced by this Note shall become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

     3. Waiver. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     4. Restriction on transfer. This Note is non-negotiable and may not be sold, transferred, pledged, assigned, or hypothecated without the prior written consent of the Maker.

     5. Amendments. This Note may not be modified, discharged or otherwise changed except by a writing duly executed by the Maker and the Lender.

     6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned has executed this Note the date first written above.


                                    INTERCAPITAL GLOBAL FUND, LTD.



                                    By: /s/ Sandy J. Masselli, Jr.
                                        ---------------------------------
                                          Sandy J. Masselli, Jr.
                                          Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                                     GRID
                                     ----


Amount of the advances made by Summerhill Gaming Limited to Intercapital Global Fund, Ltd. and payments of principal of such loans:

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        DATE                            ADVANCE                                 INITIALED BY
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
As of June 30, 1999                     $179,753
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